[         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA
      JUN 07 1994        ]

                            BOSS MEDIA, INC.

Article # 1        The name of the corporation is:
                   Boss Media, Inc.

Article # 2        The name and address of the Resident Agent is:
                   PARACORP INCORPORATED
                   401 RYLAND STREET STE. 330
                   RENO, NEVADA
                   89502

Article # 3        The type of business is to engage in any legal activity
                   Which a corporation may be organized under the General
                   Corporation Law of Nevada.

Article # 4        The total authorized capital of the corporation is 1,000
                   shares of common stock with no par value.

Article # 5        The governing board of the corporation is one director.
                   The number of directors may be changed by board.
                   The director is as follows:

                       Richard Smitten
                       9743 Olympic Boulevard
                       Beverly Hills, CA 90212

Article # 6        All shares are non-assessable at this time.

Article # 7        The liability of the directors of the corporation for
                   monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Article # 9        The corporation shall have perpetual existence.

Article # 10       The name and address of the incorporator is as follows:

                       Bruce K. Codding
                       400 West King Street, Suite 404
                       Carson City, NV 89703

                       /s/ Bruce K. Codding
                       ----------------------------
                       Incorporator
                       Bruce K. Codding

STATE OF NEVADA

CARSON CITY

On June 7, 1994, Bruce K. Codding personally appeared before me, a notary public, and I acknowledge that Bruce K. Codding executed the above instrument.

                       /s/ Nada L. Light
                       ----------------------------
                       Signature of Notary

                       [NOTARY SEAL]